UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 12, 2021
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia 4000 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Notes

On May 12, 2021 (the “Closing Date”), Coronado Global Resources Inc., a Delaware corporation (the “Company”), entered into an indenture (the “Indenture”) among Coronado Finance Pty Ltd (ACN 628 668 235), an Australian proprietary company and a wholly-owned subsidiary of the Company (the “Issuer” or “Australian Borrower”), the Company, the other guarantors party thereto (collectively with the Company, the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), and as priority lien collateral trustee, relating to the issuance by the Issuer of US$350 million aggregate principal amount of 10.750% Senior Secured Notes due 2026 (the “Notes”). The Notes were sold on the Closing Date in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear interest at a rate of 10.750% per annum. Interest on the Notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2021, to record holders of the Notes on the immediately preceding May 1 and November 1, as applicable. The Notes mature on May 15, 2026 and are senior secured obligations of the Issuer.

The Notes are guaranteed on a senior secured basis by the Company and its wholly owned subsidiaries (other than the Issuer) (subject to certain exceptions and permitted liens) and secured by (i) a first-priority lien on substantially all of the Company’s assets and the assets of the guarantors (other than accounts receivable and other rights to payment, inventory, intercompany indebtedness, certain general intangibles and commercial tort claims, commodities accounts, deposit accounts, securities accounts and other related assets and proceeds and products of each of the foregoing (collectively, the “ABL Collateral”)) (the “Notes Collateral”), and (ii) a second-priority lien on the ABL Collateral, which is junior to a first-priority lien, for the benefit of the lenders under the Company’s senior secured asset-based revolving credit agreement in an initial aggregate principal amount of US$100 million (the “ABL Facility”).

The Company intends to use the proceeds from the offering of the Notes, along with the proceeds of its previously announced offering of shares of its common stock in the form of CHESS Depositary Interests, that is expected to close following the offering of the Notes (the “Equity Offering”), to (i) repay all outstanding obligations under the Company’s existing secured multi-currency revolving syndicated facility agreement, dated September 15, 2018 and as amended on September 11, 2019 (the “Syndicated Facility Agreement”), and to terminate such agreement; (ii) cash collateralize a US$70 million credit support facility which will be used to replace and/or provide back-to-back support for bank guarantees which have been issued under the Syndicated Facility Agreement or to temporarily cash collateralize some or all such bank guarantees to allow for their orderly replacement under a credit support facility (the transactions in clauses (i) and (ii), the “Refinancing”); (iii) pay discounts, fees and expenses related to the offering of the Notes, the ABL Facility, the Equity Offering and the Refinancing; and (iv) fund working capital and other general corporate needs.

The offering of the Notes closed prior to the consummation of the Equity Offering. Therefore, the gross proceeds from the sale of the Notes, less initial purchasers’ discounts and commissions, were deposited into a separate escrow account for the benefit of the Trustee and the holders of the Notes. The release of the escrow proceeds was subject to certain conditions, including the consummation of the Equity Offering, provided that the escrow proceeds, together with the proceeds of the Equity Offering, are used for the Refinancing.

Subsequently, on May 14, 2021, the gross proceeds from the sale of the Notes were released from escrow and, along with the proceeds from the Equity Offering, were used for the Refinancing.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants for high yield bonds, including, but not limited to, limitations on investments, liens, indebtedness, asset sales, transactions with affiliates and restricted payments, including payment of dividends on capital stock.

Upon the occurrence of a “Change of Control,” as defined in the Indenture, the Issuer is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. The Issuer also has the right to redeem the Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date, following the occurrence of a Change of Control, provided that the Issuer redeems at least 90% of the Notes outstanding prior to such Change of Control. Upon the occurrence of certain changes in tax law (as described in the Indenture), the Issuer may redeem any of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Issuer may redeem any of the Notes beginning on May 15, 2023. The initial redemption price is 108.063% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The redemption price will decline each year after May 15, 2023, and will be 100% of their principal amount, plus accrued and unpaid interest, beginning on May 15, 2025. The Issuer may also redeem some or all of the Notes at any time and from time to time prior to May 15, 2023 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

During any twelve-month period ending prior to May 15, 2023, the Issuer may redeem the Notes (including additional Notes, if any) in an aggregate principal amount not to exceed 10% of the aggregate principal amount of the Notes (including additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 103.000%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time and from time to time on or prior to May 15, 2023, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of certain equity offerings, at a redemption price of 110.750%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) issued under the Indenture remains outstanding after each such redemption and each such redemption occurs within 120 days after the date of the closing of such equity offering.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

ABL Facility Agreement

On the Closing Date, the Company, Coronado Coal Corporation, a Delaware corporation (“U.S. Borrower” and, together with the Australian Borrower, the “Borrowers”), the Australian Borrower, and Guarantors (together with Borrowers, the “Loan Parties”), entered into the ABL Facility with Citibank, N.A. (“Citibank”), as administrative agent (in such capacity, “Administrative Agent”) and a lender, and various other financial institutions as lenders (the “Lenders”). The ABL Facility replaces the Syndicated Facility Agreement.

The ABL Facility will mature upon the earlier of May 12, 2024 or 91 days prior to the maturity of any indebtedness in excess of US$20 million other than the one or more credit support facility agreements dated on or about the Closing Date by and between a Loan Party and a financial institution that issues bank guarantees or letters of credit for the account of a Loan Party (and any refinancing indebtedness incurred in respect thereof). The ABL Facility provides for up to US$100 million in borrowings, including a US$30 million sublimit for the issuance of letters of credit and a US$5 million sublimit for swingline loans. Availability under the ABL Facility is limited to an eligible borrowing base, determined by applying customary advance rates to eligible accounts receivable and inventory.

The ABL Facility and certain bank products and hedge obligations are guaranteed by the Guarantors. Amounts outstanding under the ABL Facility and certain bank products and hedge obligations are secured by (i) a first-priority lien in the ABL Collateral, (ii) a second-priority lien in the Notes Collateral, and (iii) solely in the case of the obligations of the Australian Borrower, a featherweight floating security interest over certain assets of the Australian Borrower, in each case, subject to certain customary exceptions.

Borrowings under the ABL Facility bear interest, at the Borrowers’ option, at a base rate, a BBSY rate, or a Eurocurrency rate. The base rate is equal to the greater of the federal funds rate plus ½ of 1%, the Eurocurrency rate based on a one-month interest period plus 1% and the floating rate announced by Citibank as its “prime rate.” The BBSY rate is equal to the BBSY screen rate, and if unavailable, then the BBSY interpolated rate, and if unavailable, then the Australian reference bank rate. The Eurrocurency rate is a variable rate based on the LIBOR rate for the applicable currency with respect to the applicable interest period and amount of the Eurocurrency rate loan that is requested. The ABL Facility also includes provisions to address the cessation of LIBOR rate reporting.

The ABL Facility contains customary representations and warranties and affirmative and negative covenants including, among others, a covenant regarding the maintenance of a fixed charge coverage ratio if certain conditions are triggered, covenants relating to financial reporting, covenants relating to the payment of dividends on, or purchase or redemption of, the Loan Parties’ capital stock, covenants relating to the incurrence or prepayment of certain debt, and covenants relating to the incurrence of liens or encumbrances, compliance with laws, transactions with affiliates, mergers and sales of all or substantially all of the Loan Parties’ assets and limitations on changes in the nature of the Loan Parties’ business.

The ABL Facility provides for customary events of default, including, among other things, the event of nonpayment of principal, interest, fees, or other amounts, a representation or warranty proving to have been materially incorrect when made, failure to perform or observe certain covenants within a specified period of time, a cross-default to certain material indebtedness, the bankruptcy or insolvency of the Company and certain of its subsidiaries, monetary judgment defaults of a specified amount, invalidity of any loan documentation, a change of control, and ERISA defaults resulting in liability of a material amount. In the event of a default by the Borrowers (beyond any applicable grace or cure period, if any), the Administrative Agent may and, at the direction of the requisite number of Lenders, shall declare all amounts owing under the ABL Facility immediately due and payable, terminate such Lenders’ commitments to make loans under the ABL Facility and/or exercise any and all remedies and other rights under the ABL Facility. For certain defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the Indenture, the Notes and the ABL Facility are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of May 12, 2021, among Coronado Finance Pty Ltd, as issuer, Coronado Global Resources Inc., as guarantor, the subsidiaries of Coronado Global Resources Inc. named therein, as additional guarantors, Wilmington Trust, National Association, as trustee and notes collateral agent, relating to Coronado Finance Pty Ltd’s 10.750% Senior Secured Notes due 2026.

4.2	Form of 10.750% Senior Secured Notes due 2026 (included in Exhibit 4.1).

10.1*	Syndicated Facility Agreement, dated as of May 12, 2021, among Coronado Global Resources Inc., as guarantor, Coronado Coal Corporation, as U.S. borrower, Coronado Finance Pty Ltd, as Australian borrower, the subsidiaries of Coronado Global Resources Inc. named therein, as additional guarantors, and Citibank, N.A., as administrative agent and a lender, and various other financial institutions as lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Richard Rose
Name:	Richard Rose
Title:	Vice President, Chief Legal Officer and Secretary

Date:	May 14, 2021